Houlihan Lokey Reports First Quarter Fiscal 2021 Financial Results

– First Quarter Fiscal 2021 Revenues of $211 million –
– First Quarter Fiscal 2021 Diluted EPS of $0.69 –
– Adjusted First Quarter Fiscal 2021 Diluted EPS of $0.56 –
– Increased Dividend to $0.33 per Share for Second Quarter Fiscal 2021 –

LOS ANGELES and NEW YORK - July 28, 2020 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its first quarter ended June 30, 2020. For the first quarter ended June 30, 2020, revenues were $211 million, compared with $250 million for the first quarter ended June 30, 2019.
Net income was $46 million, or $0.69 per diluted share, for the first quarter ended June 30, 2020, compared with $43 million, or $0.65 per diluted share, for the first quarter ended June 30, 2019. Adjusted net income for the first quarter ended June 30, 2020 was $38 million, or $0.56 per diluted share, compared with $44 million, or $0.67 per diluted share, for the first quarter ended June 30, 2019.
“The business environment continues to present many challenges, but also opportunities. Our Financial Restructuring and Capital Markets businesses are performing well, partially offsetting lower Merger & Acquisition activity, which is down along with the global M&A market. This dynamic is similar to previous economic downturns, where for a few quarters, we experienced restructuring growth that partially offsets a decrease in corporate finance. As the cycle extends, restructuring growth has the potential to fully offset the decrease in corporate finance. This balanced business model enables us to maintain long-term confidence in our results, it keeps our employees busy through the cycles and it allows us to exit any distressed environment better positioned than when we went in. I want to thank our employees who have worked remotely and tirelessly for months and our clients who have put their trust in us during these tumultuous times.” stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.
Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended June 30,
	2020	2019
Revenues	$211,136	$250,349
Operating expenses:
Employee compensation and benefits	137,121	163,311
Non-compensation expenses	31,425	39,264
Operating income	42,590	47,774
Other (income)/expense, net	(1,161)	(1,651)
Income before provision for income taxes	43,751	49,425
Provision for income taxes	(2,349)	6,649
Net income attributable to Houlihan Lokey, Inc.	$46,100	$42,776

Diluted earnings per share	$0.69	$0.65

Revenues

For the first quarter ended June 30, 2020, revenues were $211 million, compared with $250 million for the first quarter ended June 30, 2019. For the first quarter ended June 30, 2020, Corporate Finance (“CF”) revenues decreased (34)%, Financial Restructuring (“FR”) revenues increased 12%, and Financial and Valuation Advisory (“FVA”) revenues decreased (8)% when compared with the first quarter ended June 30, 2019.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended June 30,
(Dollars in thousands)	2020	2019	2020	2019
Expenses:
Employee compensation and benefits	$137,121	$163,311	$131,960	$152,715
% of Revenues	64.9%	65.2%	62.5%	61.0%
Non-compensation expenses	$31,425	$39,264	$30,009	$37,297
% of Revenues	14.9%	15.7%	14.2%	14.9%
Provision for Income Taxes	$(2,349)	$6,649	$12,721	$17,877
% of Pre-Tax Income	(5.4)%	13.5%	25.3%	28.8%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses were $137 million for the first quarter ended June 30, 2020, compared with $163 million for the first quarter ended June 30, 2019. Adjusted employee compensation and benefits expenses were $132 million for the first quarter ended June 30, 2020, compared with $153 million for the first quarter ended June 30, 2019. This resulted in an adjusted compensation ratio of 62.5% for the first quarter ended June 30, 2020, versus 61.0% for the first quarter ended June 30, 2019. The decreases in GAAP and adjusted employee compensation and benefits expenses were primarily a result of a decrease in revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $31 million for the first quarter ended June 30, 2020, compared with $39 million for the first quarter ended June 30, 2019. Adjusted non-compensation expenses were $30 million for the quarter ended June 30, 2020, compared with $37 million for the first quarter ended June 30, 2019. The decrease in GAAP and adjusted non-compensation expenses was primarily a result of a decrease in travel, meals, and entertainment expense and other operating expenses, partially offset by an increase in information technology expenses. The decrease in travel, meals, and entertainment expense was primarily driven by the firm’s current work-from-home policy implemented as a result of the COVID-19 pandemic.

The provision for income taxes was ($2) million, representing an effective tax rate of (5.4)% for the first quarter ended June 30, 2020, compared with $7 million, representing an effective tax rate of 13.5% for the first quarter ended June 30, 2019. The decrease in the Company’s tax rate during the quarter ended June 30, 2020 relative to the same period in 2019 was primarily a result of the vesting of stock that occurred in April and May 2020. The share vesting price in April and May 2020 was significantly higher as compared to the share vesting price over the same period in 2019. The adjusted provision for income taxes was $13 million, representing an adjusted effective tax rate of 25.3% for the first quarter ended June 30, 2020, compared with $18 million, representing an adjusted effective tax rate of 28.8% for the first quarter ended June 30, 2019.

Segment Reporting for the First Quarter

Corporate Finance
CF revenues decreased (34)% to $88 million for the first quarter ended June 30, 2020, compared with $134 million for the first quarter ended June 30, 2019. Revenues decreased due to a significant decline in the number of closed transactions as a result of the COVID-19 pandemic, partially offset by an increase in the average transaction fee on closed transactions.

	Three Months Ended June 30,
(Dollars in thousands)	2020	2019
Corporate Finance
Revenues	$87,971	$133,589
# of Managing Directors	117	115
# of Closed transactions (1)	35	61

Financial Restructuring
FR revenues increased 12% to $89 million for the first quarter ended June 30, 2020, compared with $79 million for the first quarter ended June 30, 2019. Revenues increased primarily due to an increase in the number of closed transactions and an increase in monthly retainer fees as a result of the increase in new engagements driven by the COVID-19 pandemic.

	Three Months Ended June 30,
(Dollars in thousands)	2020	2019
Financial Restructuring
Revenues	$88,620	$79,354
# of Managing Directors	48	45
# of Closed transactions (1)	29	25
Financial and Valuation Advisory
FVA revenues decreased (8)% to $35 million for the first quarter ended June 30, 2020, compared with $37 million for the first quarter ended June 30, 2019. Revenues declined as a result of a reduction in the average fee per fee event due to a shift in product mix driven by the COVID-19 pandemic, partially offset by a slight increase in the number of fee events.

	Three Months Ended June 30,
(Dollars in thousands)	2020	2019
Financial and Valuation Advisory
Revenues	$34,545	$37,406
# of Managing Directors	31	32
# of Fee Events (1)	512	509

(1)
A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000. References in this press release to closed transactions should be understood to be the same as transactions that are “effectively closed” as described in our periodic reports on Forms 10-K and 10-Q.

COVID-19 Update

The COVID-19 pandemic has had a substantial negative effect on the global markets, and has created uncertainty, volatility and dislocation among a wide variety of sectors. The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control. We note that revenues during the first quarter ended June 30, 2020 continued to be negatively impacted by the COVID-19 pandemic and we expect it to continue to have an adverse effect on our business, revenues, and operating results in the short term. However, while our CF revenues will be adversely impacted for an indeterminable period of time by the economic effects of COVID-19, we continue to see an increase in the demand for services in our FR business.

Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.33 per share of Class A and Class B common stock, an increase from the previous dividend rate of $0.31 per share. The dividend will be payable on September 15, 2020 to stockholders of record as of the close of business on September 2, 2020.

As of June 30, 2020, the Company had $546 million of cash and cash equivalents and investment securities, and $26 million of loans payable and other liabilities.

The Company has a syndicated revolving line of credit with the Bank of America, N.A. and certain other financial institutions party thereto, which allows for borrowings of up to $100 million (the “2019 Line of Credit”). As of June 30, 2020, no principal was outstanding under the 2019 Line of Credit.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Tuesday, July 28, 2020, to discuss its first quarter fiscal 2021 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from July 28, 2020 through August 4, 2020, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13706571#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors (including the significant effect that the COVID-19 pandemic has had on our business and is expected to continue to have on our business) which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, and certain adjusted items used to determine adjusted net income, are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. These adjusted items remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

The adjusted items included in this earnings press release as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Additionally, these adjusted amounts are not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of these adjusted items and a reconciliation with comparable GAAP items, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm’s commitment to client success across its advisory services. Houlihan Lokey is the No. 1 M&A advisor for the past five consecutive years in the U.S., the No. 1 global restructuring advisor for the past six consecutive years, and the No. 1 global M&A fairness opinion advisor over the past 20 years, all based on number of transactions and according to data provided by Refinitiv (formerly Thomson Reuters).

For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	As of June 30, 2020	As of March 31, 2020
(In thousands, except share data and par value)
Assets
Cash and cash equivalents	$422,164	$380,373
Restricted cash	373	373
Investment securities	123,488	135,389
Accounts receivable, net of allowance for doubtful accounts	51,565	80,912
Unbilled work in process, net of allowance for doubtful accounts	36,378	39,821
Income taxes receivable	12,165	4,282
Deferred income taxes	5,017	6,507
Property and equipment, net	42,876	42,372
Operating lease right-of-use asset	152,428	135,240
Goodwill and other intangibles, net	812,355	812,844
Other assets	39,874	38,890
Total assets	$1,698,683	$1,677,003

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$222,393	$420,376
Accounts payable and accrued expenses	37,233	53,883
Deferred income	28,570	26,780
Deferred income taxes	2,350	664
Loans payable to former shareholders	1,303	1,393
Loan payable to non-affiliate	3,362	3,283
Operating lease liabilities	172,871	154,218
Other liabilities	20,961	32,024
Total liabilities	489,043	692,621

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 50,713,967 and 46,178,633 shares, respectively	51	46
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 18,774,077 and 19,345,277 shares, respectively	19	19
Additional paid-in capital	848,756	649,954
Retained earnings	400,995	377,471
Accumulated other comprehensive (loss)	(40,181)	(43,108)
Total stockholders' equity	1,209,640	984,382
Total liabilities and stockholders' equity	$1,698,683	$1,677,003

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except share and per share data)	2020	2019
Revenues	$211,136	$250,349
Operating expenses:
Employee compensation and benefits	137,121	163,311
Travel, meals, and entertainment	2,114	9,617
Rent	9,623	10,001
Depreciation and amortization	3,672	3,963
Information technology and communications	6,383	5,324
Professional fees	5,007	4,456
Other operating expenses	4,626	5,903
Total operating expenses	168,546	202,575
Operating income	42,590	47,774
Other (income)/expense, net	(1,161)	(1,651)
Income before provision for income taxes	43,751	49,425
Provision for income taxes	(2,349)	6,649
Net income attributable to Houlihan Lokey, Inc.	$46,100	$42,776

Weighted average shares of common stock outstanding:
Basic	63,684,431	61,670,617
Fully diluted	66,798,560	65,621,103
Earnings per share
Basic	$0.72	$0.69
Fully diluted	$0.69	$0.65

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended June 30,
(In thousands, except per share data)	2020	2019
Revenues	$211,136	$250,349

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$137,121	$163,311
(Less)/plus: Pre-IPO grant vesting	—	(6,112)
(Less)/plus: Acquisition related retention payments	(5,161)	(4,484)
Employee compensation and benefits (adjusted)	131,960	152,715

Non-compensation expenses
Non-compensation expenses (GAAP)	$31,425	$39,264
(Less)/plus: Secondary offering related costs	(418)	(414)
(Less)/plus: Acquisition amortization	(998)	(1,553)
Non-compensation expenses (adjusted)	30,009	37,297

Operating income
Operating income (GAAP)	$42,590	$47,774
(Less)/plus: Adjustments (1)	6,577	12,563
Operating income (adjusted)	49,167	60,337

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(1,161)	$(1,651)
Other (income)/expense, net (adjusted)	(1,161)	(1,651)

Provision for income taxes
Provision for income taxes (GAAP)	$(2,349)	$6,649
(Less)/plus: Impact of the excess tax benefit for stock vesting	13,408	7,605
Adjusted provision for income taxes	11,059	14,254
(Less)/plus: Resulting tax impact (2)	1,662	3,623
Provision for income taxes (adjusted)	12,721	17,877

Net income
Net income (GAAP)	$46,100	$42,776
(Less)/plus: adjustments (3)	(8,493)	1,335
Net income (adjusted)	37,607	44,111

Diluted EPS (GAAP)	$0.69	$0.69
Diluted EPS (adjusted)	$0.56	$0.67

(1)	The aggregate of adjustments from employee compensation and benefits and non-compensation expenses.

(2)	Reflects the tax impact of utilizing the adjusted effective tax rate on the non-tax adjustments identified above.

(3)	Consists of all adjustments identified above net of the associated tax impact.